Annaly Co-Founder Wellington J. Denahan to Retire from the Board after More than 25 Years

NEW YORK -- (February 22, 2023) – Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that Wellington J. Denahan, Annaly’s co-founder, will retire from her positions as Vice Chair of the Company’s Board of Directors (the “Board”), Chair of the Risk Committee of the Board, Member of the Corporate Responsibility Committee of the Board and a Director of the Company, effective upon the conclusion of her current term, which will occur at the end of the Company’s 2023 Annual Meeting of Stockholders.

Since Annaly’s founding, Ms. Denahan has helped lead the Company through a series of market-leading actions that have grown Annaly from a pure play agency mortgage REIT into a diversified housing finance leader. During her tenure, the Company has provided an attractive yield to shareholders throughout market cycles, delivering total shareholder return of more than 700% since Annaly’s initial public offering in 1997. Ms. Denahan championed a culture of entrepreneurship, innovation and forward-thinking that continues to permeate every aspect of Annaly’s business.

Ms. Denahan remarked: “I’m extremely proud to have built a company that allows individual shareholders to invest across the mortgage finance spectrum alongside institutional shareholders. I look forward to watching the continued evolution and success of the Company for years to come.”

“Wellington’s visionary leadership in founding Annaly over 25 years ago blazed the trail for many of today’s mortgage REITs,” said Michael Haylon, Independent Chair of Annaly’s Board. “Her contributions to the Company, to the Board and to our shareholders are immeasurable.”

David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer, commented: “Since 1997, Annaly has become the largest mortgage REIT in the world and delivered $24 billion in dividends to our shareholders in a variety of interest rate and economic conditions. None of Annaly’s achievements would have been possible without Wellington’s foresight and entrepreneurial spirit.”

Ms. Denahan co-founded Annaly in 1996 and has served as a Director since that time. Until December 2017, Ms. Denahan served as Chairman of the Board of Annaly (from November 2012) and Executive Chairman of Annaly (from September 2015). Previously, Ms. Denahan served as Chief Executive Officer of Annaly from November 2012 to September 2015 and as Co-Chief Executive Officer of Annaly from October 2012 to November 2012. Ms. Denahan was Annaly’s Chief Operating Officer from January 2006 to October 2012 and Chief Investment Officer from 2000 to 2012. Ms. Denahan has a B.S. in Finance from Florida State University.

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our mortgage servicing rights business; credit risks related to our investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

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